SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         April 3, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, AL 35291 (205) 257-1000	63-0004250

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Incorporation of Certain Documents by Reference

Alabama Power Company (the "Company") plans to issue its Series 2007B Senior Notes due April 1, 2047 (the "Series 2007B Senior Notes"), which will be insured by XL Capital Assurance Inc., subject to a reinsurance agreement with its affiliate, XL Financial Assurance Ltd.

Pursuant to Rule 411 of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), and in reliance on XL Capital Assurance Inc. and XL Financial Assurance Ltd., SEC No-Action Letter (July 23, 2002), the Company does hereby incorporate by reference the consolidated financial statements of XL Capital Assurance Inc. and XL Financial Assurance Ltd. as of December 31, 2005 and December 31, 2006 and for each of the years in the three-year period ended December 31, 2006, included in the Annual Report on Form 10-K of Security Capital Assurance Ltd. (which was filed with the Securities and Exchange Commission on March 15, 2007) into (i) this Current Report on Form 8-K; (ii) the Company's Registration Statement on Form S-3 (File Nos. 333-126348, 333-126348-01, 333-126348-02, and 333-126348-03); (iii) the preliminary prospectus supplement relating to the Series 2007B Senior Notes to be filed pursuant to Rule 424(b) under the Securities Act; and (iv) the final prospectus supplement relating to the Series 2007B Senior Notes to be filed pursuant to Rule 424(b) under the Securities Act.

In connection with the incorporation of such documents by reference, the Company is hereby filing the consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for XL Capital Assurance Inc., insurer of the Series

2007B Senior Notes, to such incorporation by reference and to the use of its name in each such prospectus supplement. The consent of PricewaterhouseCoopers LLP is filed herewith as Exhibit 23.1.

Also, in connection with the incorporation of such documents by reference, the Company is hereby filing the consent of PricewaterhouseCoopers, independent registered public accounting firm for XL Financial Assurance Ltd., to such incorporation by reference and to the use of its name in each such prospectus supplement. The consent of PricewaterhouseCoopers is filed herewith as Exhibit 23.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2007	ALABAMA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary